Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Shareholders and Board of Directors of Mag Mile Capital, Inc.

We consent to the inclusion in the Form S-1 Registration Statement of Mag Mile Capital, Inc. of our report dated June 17, 2024, of the Balance sheet, and the related statements of operations, changes in stockholder equity and cashflows for the years ended December 31, 2022.

/S/ Olayinka Oyebola
OLAYINKA OYEBOLA & CO
Chartered Accountant

PCAOB No:5968

Lagos, Nigeria

February 7, 2025